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                                                                    EXHIBIT 11.1
                          COMPUTATION OF EARNINGS PER SHARE
                                          Fiscal Years Ended May 31
                                   ----------------------------------------
                                      1995            1994          1993
                                   ----------     ----------     ------------
     INCOME(LOSS) FROM
     CONTINUING OPERATIONS         $  705,000     $ (212,000)    $(1,610,000)
                                   ==========     ==========     ============
     NET INCOME(LOSS)              $3,002,000     $1,198,000     $   105,000
                                   ==========     ==========     ===========
     Earnings Per Share - Primary:
     ----------------------------
     Weighted average
     number of shares
     outstanding                    4,218,340      4,214,136       4,197,667
     Common share equivalents
     assuming exercise of
     stock options and warrants       122,044         53,397          35,822
                                   ----------     ----------     -----------
     Average shares used in
     computing earnings
     per share                      4,340,384      4,267,533       4,233,489
                                   ==========     ==========     ===========
     Income(Loss) from
     continuing operations
     per share                          $0.16         $(0.05)         $(0.38)
                                        =====         ======          =======
     Net income per share               $0.69         $ 0.28          $ 0.02
                                        =====         ======          ======
     Earnings Per Share - Fully Diluted:
     ----------------------------------
     Weighted average number of
     shares outstanding             4,218,340      4,214,136       4,197,667
     Common share equivalent
     assuming exercise of
     stock options and warrants       138,051         66,890          35,822
                                   ----------     ----------     -----------
     Average shares used in
     computing earnings
     per share                      4,356,391       4,281,026      4,233,489
                                   ==========     ===========    ===========
     Income(Loss) from
     continuing operations
     per share                          $0.16          $(0.05)        $(0.38)
                                        =====          =======        =======
     Net income per share               $0.69           $0.28          $0.02
                                        =====           =====          =====
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